Exhibit 99.2
Q1’23 Earnings Report May 4, 2023 Nasdaq: COLL

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this presentation include, among others, statements related to our full-year 2023 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: risks related to the ability to realize the anticipated benefits of our acquisitions at all or within the expected time period; unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10- Q and other filings with the SEC. Any forward-looking statements that we make in this presentation speak only as of the date of this presentation. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this presentation. 2

Non-GAAP Financial Measures To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We use these non-GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business. We believe that the presentation of these non-GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance. In addition, we believe that the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period. We report these non-GAAP financial measures to portray the results of our operations prior to considering certain income statement elements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. In this presentation, we discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. There are several limitations related to the use of adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent, such as: • adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; • we exclude stock-based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; • adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; • adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; • adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; • we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; • we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business; • we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred; • we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred; • we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business; and • we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis. Adjusted Operating Expenses Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted Net Income and Adjusted Earnings Per Share Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security. Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this presentation. The Company has not provided a reconciliation of its full-year 2023 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Healthier people. Stronger communities. Mission Driven Building a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Guided by Our Core Values Uphold Integrity Embrace Differences Encourage Expression Be Accountable I D E A We maintain uncompromising integrity in everything we say and do. We embrace differences as they make our ideas richer and serve our patients better. We encourage everyone to think big, push ourselves and make our voices heard. We are accountable to each other, our customers and our community. 4 Committed to ESG Read our inaugural ESG report at collegiumpharma.com.

Q1’23 Highlights Delivered Strong Financial Performance1 ✓ Record product revenues, net: $144.8M, up 73% YoY ✓ Adjusted operating expenses: $38.2M, up 52% YoY2 ✓ Record adjusted EBITDA: $87.6M, up 101% YoY2 Capital Deployment ✓ Paid down $25M in debt in Q1’23; quarter-end net debt to adjusted EBITDA of ~1.5x2,3 ✓ Increased cash balance to $269.5M through strong operating results and convertible note offering; continue to focus on business development opportunities Made Progress on Business Objectives ✓ Generated record quarterly Belbuca® and Xtampza® ER revenue ✓ Achieved lower Xtampza ER GtN of 55% in Q1’23 ✓ Presented four posters at American Academy of Pain Medicine (AAPM) Annual Meeting 5 1. This financial data was provided by Collegium in its press release filed with the SEC on May 4, 2023. 2. Adjusted EBITDA and adjusted operating expenses are non-GAAP financial measures. See Non-GAAP Financial Measures on Slide 3. 3. The net debt/adjusted EBITDA is calculated based on financial data provided by Collegium in its Form 8-K filed with the SEC on May 4, 2023 and its Form 10-Q filed with the SEC on May 4, 2023. Details regarding the Pharmakon term-loan debt amortization schedule provided by Collegium on form SC TO-C filed with the SEC on February 14, 2022.

$118M $266M $363M 2021 2022 2023E Adjusted EBITDA3 $277M $464M $573M 2021 2022 2023E Product Revenues, Net 6 2023 To Be A Banner Year 2 2 1. This financial data was provided by Collegium in its Annual Report on Form 10-K filed with the SEC on February 23, 2023. 2. This financial data was provided by Collegium in its press release filed with the SEC on May 4, 2023, and represents the mid-point of 2023 financial guidance ranges. 3. Adjusted operating expenses and adjusted EBITDA are non-GAAP financial measures. See Non-GAAP Financial Measures on Slide 3. +44% CAGR +75% CAGR $101M $122M $140M 2021 2022 2023E Adjusted Operating Expenses3 ACCELERATE MANAGE LEVERAGE +18% CAGR 2 1 1 1 1 1 1

Strategy for a Banner 2023 • Generate strong cash flow from pain portfolio and leveraging cost structure • Grow Belbuca and Xtampza ER revenue and prescriptions • Maximize Nucynta Franchise and Symproic® • Conduct business development focused on commercial-stage, durable assets • Rapidly pay-down debt • Opportunistically return capital to shareholders Maximize Portfolio Deploy Capital 7

Financial Highlights Colleen Tupper Executive Vice President & Chief Financial Officer

9 Q1’23 Financial Highlights Q1’23 Product Revenue, Net $144.8 Million +73% Over Q1’22 Record Revenue1 Q1’23 Adjusted EBITDA $87.6 Million +101% Over Q1’22 Record Adjusted EBITDA1,2 Estimated Net Debt/Adjusted EBITDA Ratio ~1.0x At 2023 Year-End Rapid Delevering2,3 1. This financial data was provided by Collegium in its press release filed with the SEC on May 4, 2023. 2. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. 3. 2023 net debt/adjusted EBITDA is calculated based on Collegium’s forecast of net debt at year-end 2023, compared to the mid-point of the 2023 guidance ranges provided by Collegium in its press release filed with the SEC on May 4, 2023. Details regarding the Pharmakon term-loan debt amortization schedule provided by Collegium on form SC TO-C filed with the SEC on February 14, 2022. This financial data assumes no additional debt is incurred.

1. This financial data was provided by Collegium in its press release filed with the SEC on May 4, 2023. 2. Adjusted operating expenses is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. 3. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. 10 2023 Financial Guidance1 Product Revenues, Net Adjusted Operating Expenses2 (Excluding Stock-Based Compensation) Adjusted EBITDA3 (Excluding Stock-Based Compensation) $565 – 580M $135 – 145M $355 – 370M

Capital Deployment Priorities Focused on Long-Term Value Creation

Focused Business Development

- Targeting differentiated, commercial-stage assets to diversify specialty pharmaceutical portfolio
- Peak revenue potential of >$150M
- Durable with exclusivity into 2030s

Rapidly Pay-Down Debt

- Expect net debt/adjusted EBITDA of ~1.0x by year-end 2023[1,2]
- Tracking to repay >$160M of Pharmakon loan ($650M issued 3/22/2022) in 2023[2]

Return Capital to Shareholders

- Strong track record of opportunistic share repurchases
- Returned $42.9M and $19.1M to shareholders in 2021 and 2022, respectively[3]
- 2023 share repurchase plan authorizes up to $100M

1. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. 2023 net debt/adjusted EBITDA is calculated based on Collegium's forecast of net debt at year-end 2023, compared to the mid-point of the 2023 guidance ranges provided by Collegium in its press release filed with the SEC on May 4, 2023. This financial data assumes no additional debt is incurred.
2. Details regarding the Pharmakon term-loan debt amortization schedule provided by Collegium on form SC TO-C filed with the SEC on February 14, 2022.
3. This financial data was provided by Collegium in its Annual Report on Form 10-K filed with the SEC on February 23, 2023.

Collegium. PHARMACEUTICAL
11

Commercial Update Scott Dreyer Executive Vice President & Chief Commercial Officer

Q1'23 Commercial Update

Strong and Growing Market Position

49%

Branded ER Market Share[1,2]

+1% Over Q1'22

Large Prescriber Base[3]

BELBUCA (buprenorphine) Buccal Film	~9K
Xtampza ER (oxycodone)	~19K
NUCYNTA (tapentadol) TABLETS / NUCYNTA ER (tapentadol)	~12K

Sources:
1. IQVIA NPA through March 2023.
2. Quarter-ending product share (Belbuca, Xtampza ER, and Nucynta® ER).
3. IQVIA Xponent through March 2023; quarterly prescriber counts.

Collegium PHARMACEUTICAL 13

2023 Commercial Priorities 14 Grow Belbuca and Xtampza ER Win in Managed Care • Strengthen commercial execution with salesforce training and education • Reinforce clinical differentiation • Pull-through strong access positions • Expand access by achieving new payor wins for Belbuca and Xtampza ER • Renegotiate Xtampza ER contracts representing 30% of prescriptions

Healthier people. Stronger communities. Mission Driven Building a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Guided by Our Core Values Uphold Integrity Embrace Differences Encourage Expression Be Accountable I D E A We maintain uncompromising integrity in everything we say and do. We embrace differences as they make our ideas richer and serve our patients better. We encourage everyone to think big, push ourselves and make our voices heard. We are accountable to each other, our customers and our community. 15 Committed to ESG Read our inaugural ESG report at collegiumpharma.com.

Q&A

Non-GAAP Reconciliations

Collegium Pharmaceutical, Inc. Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (in thousands) (unaudited) 18 GAAP net loss $ (17,426) $ (13,069) Adjustments: Interest expense 21,427 5,831 Interest income (2,747) (4) Loss on extinguishment of debt 23,504 — Benefit from income taxes (131) (2,773) Depreciation 817 715 Amortization 37,466 18,923 Stock-based compensation expense 6,035 6,135 Litigation settlements 8,500 — Acquisition related expenses — 27,167 Recognition of step-up basis in inventory 10,170 603 Total adjustments $ 105,041 $ 56,597 Adjusted EBITDA $ 87,615 $ 43,528 Three Months Ended March 31, 2023 2022

Collegium Pharmaceutical, Inc. Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses (in thousands) (unaudited) 19 GAAP operating expenses $ 52,775 $ 58,511 Adjustments: Stock-based compensation 6,035 6,135 Litigation settlements 8,500 — Acquisition related expenses — 27,167 Total adjustments $ 14,535 $ 33,302 Adjusted operating expenses $ 38,240 $ 25,209 Three Months Ended March 31, 2023 2022

Collegium Pharmaceutical, Inc. Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share (in thousands, except share and per share amounts) (unaudited) 1. The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate for the three months ended March 31, 2023 and 2022 of 26.8% and 26%, respectively, to the items that have a tax effect. As such, the non-GAAP effective tax rates for the three months ended March 31, 2023 and 2022 were 21.5% and 25.4%, respectively. 2. Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for the Convertible Notes in accordance with ASC 260, Earnings per Share. As such, for the three months ended March 31, 2023 and 2022 adjusted earnings per share includes 4,646,372 shares and 4,925,134 shares, respectively, related to the assumed conversion of the Convertible Notes and the associated cash interest expense added-back to non-GAAP adjusted net income. In addition, for the three months ended March 31, 2023 and 2022, adjusted earnings per share also includes other potentially dilutive securities to the extent that they are not antidilutive given that non-GAAP adjusted net income was in an income position. 20 GAAP net loss $ (17,426) $ (13,069) Adjustments: Non-cash interest expense 2,287 913 Loss on extinguishment of debt 23,504 — Amortization 37,466 18,923 Stock-based compensation expense 6,035 6,135 Litigation settlements 8,500 — Acquisition related expenses — 27,167 Recognition of step-up basis in inventory 10,170 603 Income tax effect of above adjustments (1) (18,874) (13,671) Total adjustments $ 69,088 $ 40,070 Non-GAAP adjusted net income $ 51,662 $ 27,001 Adjusted weighted-average shares — diluted (2) 40,196,015 39,241,622 Adjusted earnings (loss) per share (2) $ 1.32 $ 0.71 Three Months Ended March 31, 2023 2022